EXHIBIT INDEX

6.2      Copy of Amended and Restated By-Laws of IDS Life Insurance Company.

9. Opinion of counsel and consent to its use as to the legality of the securities registered.

10.      Consent of Independent Auditors.

14.2 Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 11, 2002.

14.3 Power of Attorney to sign Amendments to this Registration Statement, dated April 16, 2003.